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                                                                   EXHIBIT 10.21


                         REVOLVING CREDIT AGREEMENT

                 THIS REVOLVING CREDIT AGREEMENT dated as of December 29, 1995 (this "Agreement") is between FIRSTCITY FINANCIAL CORPORATION, a Delaware corporation (the "Company") and CARGILL FINANCIAL SERVICES CORPORATION, a Delaware corporation (the "Lender").

                 The Company has requested that the Lender provide the Company with a revolving credit facility, pursuant to which the Lender will commit to make revolving credit loans of up to $25,000,000.00 to the Company to finance working capital expenditures and certain capital investments of the Company made in the ordinary course of its business.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Company and the Lender agree as follows:


                                   ARTICLE I

                DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION

                 SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                 "Acquisition Entity" means a limited partnership, limited liability company or corporation formed by the Company, a Subsidiary of the Company or an Affiliate of the Company (and possibly certain other investors), for the purpose of acquiring one or more portfolios of distressed assets in its ordinary course of business; provided, the Company, Subsidiary or Affiliate of the Company, as the case may be, does not own more than fifty percent (50%) of such entity. The Acquisition Entities on the Effective Date are listed on Schedule 1.01 hereof.

                 "Advance" means an advance pursuant to a Notice of Advance comprised of a single Type of Loan from the Lender (or resulting from a conversion or conversions on the same date having, in the case of Eurodollar Rate Advances, the same Interest Period (except as otherwise provided in this Agreement)).

                 "Advance Date" means, with respect to each Advance, the Business Day upon which the proceeds of such Advance are to be made available to the Company.
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                 "Affiliate" means, with respect to any Person, any other
         Person directly or indirectly controlling (including all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person, and any other Person in which such Person's direct or indirect equity interest is 10% or more of the total outstanding equity interests of such Person.

                 "Agreement" has the meaning specified in the introduction to this Agreement.

                 "Alternate Base Rate" means, for any date, the lesser of (a) the highest "Prime Rate" quoted in the Southwest Edition of The Wall Street Journal plus a margin (determined by the Lender in its sole discretion) which most closely approximates the most recent Eurodollar Rate plus the applicable Margin and (b) the Highest Lawful Rate.

                 "Alternate Base Rate Advance" means any Advance bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                 "Assignment and Acceptance" has the meaning specified in
         Section 9.10 (c).

                 "Bankruptcy Code" has the meaning specified in Section
         8.01(f).

                 "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

                 "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Minnesota) on which banks are open for business in Minnetonka, Minnesota.

                 "Capitalized Lease Obligations" means all lease or rental obligations which, pursuant to GAAP, are capitalized for balance sheet purposes.

                 "Change of Control" means any of (i) the failure of the former shareholders of J-Hawk Corporation (predecessor in interest to the Company) to hold at least thirty percent (30%) of the outstanding voting capital stock of the Company, (ii) the failure of any one of James R. Hawkins, James T. Sartain, Rick Hagelstein, Matt Landry or David W. MacLennan (or anyone approved by the Lender in writing in lieu of any of the above Persons) to be a member of the Board of Directors of the Company at any time, (iii) all or substantially all of the assets of the Company are sold in a single transaction or series of related transactions to any Persons or (iv) the Company merges or consolidates with or into any other Person.





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                 "Class A Certificate" means that certain "Class A Certificate"
         issued by the FC Liquidating Trust to the Company which requires payments to the Company in order to provide the Company with the funds required to pay (a) the Senior Subordinated Notes (i.e., the Senior Subordinated Certificate Payments), (b) Special Preferred Stock Payments and (c) certain other payments.

                 "Code" means Internal Revenue Code of 1986 and the regulations promulgated thereunder.

                 "Commitment" means $25,000,000.00.

                 "Commitment Fee" has the meaning specified in Section 3.01(a).

                 "Company" has the meaning specified in the introduction to this Agreement.

                 "Credit Event" means the making of any Advance or the continuation of any Advance as a Eurodollar Rate Advance.

                 "Default" means the occurrence of any event which with the giving of notice or the passage of time or both could become an Event of Default.

                 "Default Rate" means the lesser of (i) the Highest Lawful Rate and (ii) the Eurodollar Rate plus ten percent (10%) per annum.

                 "Effective Date" means the date on which all conditions to make an Advance set forth in Article IV are first met or waived in accordance with Section 9.01 hereof.

                 "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or any successor organization, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the Organization for Economic Cooperation and Development or any successor organization; (c) the central bank of any country which is a member of the Organization for Economic Cooperation and Development or any successor organization; and (d) any other bank or similar financial institution approved by the Lender.





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                 "Environmental Laws" means federal, state or local laws, rules or regulations, and any judicial, arbitral or administrative interpretations thereof, including any judicial, arbitral or administrative order, judgment, permit, approval, decision or determination pertaining to conservation or protection of the environment in effect at the time in question, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances
         Control Act, the Superfund Amendment and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, and comparable state and local laws, and other environmental conservation and protection laws.

                 "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

                 "ERISA Affiliate" means (a) any trade or business (whether or not incorporated) which is either a member of the same "controlled group" or under "common control," within the meaning of Section 414 of the Code and the regulations thereunder, with the Company and (b) any Subsidiary of the Company.

                 "Eurodollar Rate" means the London interbank offered rate per annum for a period equal to the Interest Period which appears on the Tele Rate Screen "LIBO" page (3750) as of 11:00 a.m., (London time), two (2) Business Days prior to the first day of the Interest Period.

                 "Eurodollar Rate Advance" means any Advance bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Article II.

                 "Events of Default" has the meaning specified in Section 8.01.

                 "Execution Date" means December 29, 1995.

                 "FCBOT" means First City Bancorporation of Texas, Inc., a bank holding company incorporated in the State of Delaware, as it existed prior to its merger with J-Hawk Corporation, a Texas corporation, on July 3, 1995.

                 "FC Intangible Assets" means all "Fidelity Bond" policies and claims and "D & O" policies and claims of FCBOT and all capital stock in First City Life Insurance Company, a life insurance company owned by FCBOT, and all capital stock in Central Texas Insurance Company, Inc.; all of which FC Intangible Assets are being held in the name of the Company for the benefit of FCLT Loans, L.P., a Texas limited partnership, and/or FC





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         Liquidating Trust, as provided in the FCLT Asset Agency Agreement.

                 "FC Liquidating Trust" means FirstCity Liquidating Trust, a Texas business trust.

                 "FC Trust Agreement" means that certain Liquidating Trust Agreement dated as of July 3, 1995 under which Shawmut Bank Connecticut, National Association, appears as Trustee (the "Trustee") and pursuant to which FC Liquidating Trust was created, and any amendments thereto.

                 "FCLT Asset Agency Agreement" means (i) that certain Assignment of Proceeds of Causes of Action dated June 21, 1995, pursuant to which FCBOT assigned to FCLT Loans, L.P., a Texas limited partnership, all of its right, title and interest in and to any and all proceeds recovered by FCBOT as the result of the assertion by it of any claims related to that portion of the FC Intangible Assets consisting of "Fidelity Bond" policies and claims, and agreed that FCLT Loans, L.P., a Texas limited partnership, would have the right to direct the prosecution by FCBOT of any such claims, subject to certain terms and conditions as set forth therein, (ii) that certain Assignment of Proceeds of Causes of Action dated July 3, 1995, pursuant to which FCBOT assigned to FCLT Loans, L.P., a Texas limited partnership, all of its right, title and interest in and to any and all proceeds recovered by FCBOT as the result of the assertion by it of any claims related to that portion of the FC Intangible Assets consisting of "D & O" policies and claims, and agreed that FCLT Loans, L.P., a Texas limited partnership, would have the right to direct the prosecution by FCBOT of any such claims, subject to certain terms and conditions as set forth therein, and (iii) that certain Undertaking for Future Assignment dated July 3, 1995, pursuant to which the Company agreed to hold, for the benefit of FC Liquidating Trust, that portion of the FC Intangible Assets consisting of capital stock in First City Life Insurance Company and Central Texas Insurance Company, Inc., and agreed to transfer to FC Liquidating Trust all proceeds in respect of such capital stock for the account of FCLT Loans, L.P., a Texas limited partnership, and to transfer, upon receipt of certain regulatory approvals and other conditions, such capital stock to FCLT Loans, L.P., a Texas limited partnership, or other designee of FC Liquidating Trust, subject to certain terms and conditions as set forth therein.

                 "Fees" means all amounts payable pursuant to Section 3.01.

                 "Financials" has the meaning specified in Section 5.07.

                 "Funding Fee" shall have the meaning specified in Section 3.01(b).

                 "GAAP" means generally accepted accounting principles as in effect from time to





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         time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons who shall be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying any audited financial statements of the Company.

                 "Hazardous Materials" means (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                 "Highest Lawful Rate" means the maximum nonusurious rate of interest that, under applicable law, may be contracted for, taken, reserved, charged or received by the Lender on the Loans or under the Loan Documents at any time or from time to time. If the maximum rate of interest which, under applicable law, the Lender is permitted to charge the Company on the Loans shall change after the date hereof, to the extent permitted by applicable law, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Company or any other Person.

                 "Indebtedness" means (a) all indebtedness for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services, (b) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property, (c) all Capitalized Lease Obligations, (d) all guaranties or other contingent liabilities of any kind (including letter of credit reimbursement obligations) and (e) all indebtedness, to the extent it would constitute a liability on a balance sheet prepared in accordance with GAAP or would be disclosed as a contingent liability in a footnote to financial statements of such Person prepared in accordance with GAAP.

                 "Interest Period" means, with respect to any Eurodollar Rate Advance, (a) initially, the period commencing on the Advance Date and ending on the last day of the current calendar month and (b) thereafter, each succeeding monthly period commencing on the first
         (1st) day of the following calendar month; provided that any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.





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                 "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of the assets, stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest.

                 "Joint Plan" means that certain Joint Plan of reorganization dated December 23, 1994, as amended, filed with the Bankruptcy Court in the Bankruptcy Case by FCBOT, the Official Committee of Equity Security Holders and J-Hawk Corporation with the participation of Cargill Financial Services Corporation.

                 "Lien" means, when used with respect to any Person, any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any lease intended as security, any capital lease in the nature of the foregoing, any conditional sale agreement or other title retention agreement, in each case, for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                 "Loan" and "Loans" have the meaning specified in Section 2.01.

                 "Loan Documents" means this Agreement and the other documents described in Article IV hereof.

                 "Margin" means, with respect to any Eurodollar Rate Advance, five percent (5%) per annum.

                 "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) a material adverse effect equal to or greater than the lesser of (a) the value of five percent (5%) of the outstanding common stock of the Company and (b) $2,000,000.00.

                 "Maturity Date" means one year from the date hereof, unless accelerated pursuant to Section 8.02.

                 "Multiemployer Plan" means any plan which is a "multiemployer plan" (as such





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         term is defined in Section 4001(a)(3) of ERISA).

                 "Note" has the meaning specified in Section 2.02.

                 "Notice of Advance" has the meaning provided in Section
         2.03(a).

                 "Notice of Default" has the meaning specified in Section 8.02.

                 "Obligations" means all the obligations of the Company now or hereafter existing under the Loan Documents, whether for principal, interest, Fees, expenses, indemnification or otherwise.

                 "Payment Office" means the office of the Lender located at 6000 Clearwater Drive, Minnetonka, Minnesota, 55343, or such other office as the Lender may hereafter designate in writing as such to the other parties hereto.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                 "Permitted Investments" means, as to any Person:

                          (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition thereof,

                          (b) time deposits and certificates of deposit with maturities of not more than twelve months from the date of acquisition by such Person which deposits or certificates are either: (a) fully insured by the Federal Deposit Insurance Corporation or (b) in any Bank or other commercial bank incorporated in the United States or any U.S. branch of any other commercial bank, in each case having capital, surplus and undivided profits aggregating $100,000,000 or more with a long-term unsecured debt rating of at least A- from Standard & Poor's Ratings Group or A3 from Moody's Investors Service,

                          (c) commercial paper issued by any Person incorporated in the United States rated at least A2 or the equivalent thereof by Standard & Poor's Ratings Group or at least P2 or the equivalent thereof by Moody's Investors Service and, in each case, maturing not more than 270 days after the date of issuance,





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                          (d)     investments in money market mutual funds
                 having assets in excess of $2,000,000,000 substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above,

                          (e) repurchase or reverse purchase agreements respecting obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank listed in or meeting the qualifications specified in clause (b) above,

                          (f) acquisitions of promissory notes evidencing loans (or real property previously foreclosed upon) by the Company, any Subsidiary or any Acquisition Entity in the ordinary course of its business, and

                          (g) equity investments in Subsidiaries and/or Acquisition Entities for the purposes of acquiring promissory notes evidencing loans (or real property previously foreclosed upon).

                 "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign or domestic state or political subdivision thereof or any agency of such state or subdivision.

                 "Plan" means any employee pension benefit plan (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan, with respect to which the Company or an ERISA Affiliate contributes or has an obligation or liability to contribute, including any such plan that may have been terminated.

                 "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

                 "Reportable Event" means an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.





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                 "Requirements of Environmental Laws" means, as to any Person, the requirements of any applicable Environmental Law relating to or affecting such Person or the condition or operation of such Person's business or its properties, both real and personal.

                 "Responsible Officer" means, with respect to the Company, the chairman of the board of directors, president or any executive or senior vice president.

                 "Security Documents" means (a) that certain Security Agreement dated as of even date herewith and executed by the Company granting the Lender a first priority security interest in substantially all of the assets of the Company, (b) that certain Pledge Agreement dated as of even date herewith and executed by the Company granting the Lender a first priority security interest in all of the outstanding capital stock of each Subsidiary of the Company, (c) those certain Collateral Assignment of Partnership Interests dated as of even date herewith, each executed by the Company and granting the Lender a first priority security interest in all of the Company's interest in each Acquisition Entity, (d) that certain Power of Attorney dated as of even date herewith executed by the Company in favor of the Lender and (e) any and all other security agreements, pledge agreements, mortgages, assignments, UCC financing statements, registrations of pledge and other similar documents executed by the Company and securing the obligations.

                 "Senior Subordinated Certificate Payments" means payments required to be paid to the Company under the Class A Certificate in order to provide the Company with funds sufficient to make the scheduled payments required to be paid under the Senior Subordinated Notes.

                 "Senior Subordinated Notes" means those certain "Senior Subordinated Notes" dated July 3, 1995 issued by the Company to the Class A preferred shareholders of FCBOT pursuant to the Joint Plan; which Senior Subordinated Notes (a) are in the combined principal amount of $106,690,029, (b) bear interest at the rate of nine percent (9%) per annum payable quarterly and (c) require one (1) principal payment in the amount of $53,345,014.50 on September 30, 1996 and an additional principal payment in the amount of $53,345,014.50 on September 30, 1997.

                 "Special Preferred Stock Payments" means all dividends, redemption amounts and other amounts at anytime payable to holders of the "Special Preferred Stock" issued by the Company.

                 "Subsidiary" means and includes, with respect to any Person,
         (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether





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         or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly and (b) any partnership, association, joint venture or other entity in which such Person, directly or indirectly, has greater than 50% of (i) the directors (or Persons performing similar functions) thereof or (ii) the equity interest; provided, that the definition of Subsidiary shall not include any Acquisition Entity.

                 "Tangible Net Worth" means: (a) total assets minus (b) the sum of (i) all liabilities and (ii) all intangible assets, including, without limitation, goodwill, patents, trademarks and similar items.

                 "Unfunded Current Liability" means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent Plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                 "Unutilized Commitment" means, at any time, the Commitment less the outstanding Advances.

                 SECTION 1.02. Types of Advances. Advances hereunder are distinguished by "Type". The Type of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or an Alternate Base Rate Advance.

                 SECTION 1.03. Accounting Terms. All accounting terms not defined herein shall be construed in accordance with GAAP, as applicable, and all calculations required to be made hereunder and all financial information required to be provided hereunder shall be done or prepared in accordance with GAAP.





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                                   ARTICLE II

                                   THE LOANS

                 SECTION 2.01. The Loans. (a) Subject to the terms and conditions hereof, the Lender agrees at any time and from time to time on and after the Execution Date and prior to the Maturity Date, to make and maintain a revolving credit loan or loans (each a "Loan" and collectively, the "Loans") to the Company, which Loans (i) shall be made and maintained pursuant to one or more Advances comprised of Eurodollar Rate Advances (unless Eurodollar Rate Advances are unavailable pursuant to Sections 2.10 or 2.11, and then Alternate Base Rate Advances); provided, except as otherwise specifically provided herein, all Loans comprising all or a portion of the same Advance shall at all times be of the same Type, (ii) shall be made in the minimum amount of $500,000.00 and integral multiples thereof, (iii) so long as no Default or Event of Default exists hereunder, may be repaid and reborrowed, at the option of the Company in accordance with the provisions hereof, (iv) may be borrowed by the Company (to cover operating expenses only) without the express written approval of the Lender in an amount not to exceed $3,000,000.00 at any time,
(v) with respect to Advances other than the unrestricted $3,000,000.00 operating expense draw, shall be subject to the Lender's express written approval and shall be made for a specific purpose with a specifically identified repayment source and (vi) shall, in the aggregate, not exceed the Commitment. There shall be no further Advances after the Maturity Date.

                 (b) The Loans shall be used to provide working capital and to finance certain capital investments of the Company made in the ordinary course of its business.

                 SECTION 2.02. The Note. The Loans shall be evidenced by the Note in favor of the Lender (the "Note"), substantially in the form of
Exhibit 2.02 hereto.

                 SECTION 2.03.  Notice of Advance.   Whenever the Company
requires an Advance, it shall give written notice thereof (a "Notice of Advance") (or telephonic notice promptly confirmed in writing) to the Lender not later than 11:00 a.m. (Minnetonka, Minnesota time) two (2) Business Days prior to the date of such Advance. Each Notice of Advance shall be irrevocable and shall be in the form of Exhibit 2.03 hereto, specifying (i) the aggregate principal amount of the Advance to be made and (ii) the date of such Advance (which shall be a Business Day).

                 SECTION 2.04.   Disbursement of Funds.   No later than 1:00
p.m. (Minnetonka, Minnesota time) on each Advance Date, the Lender shall make available the amount of the Advance in U.S. dollars and in immediately available funds at the Payment Office.

                 SECTION 2.05. Continuances. Subject to Sections 2.10 and 2.11, each Advance





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
shall automatically continue as a Eurodollar Rate Advance during the term of this Agreement.

                 SECTION 2.06. Voluntary Prepayments. The Company shall have the right to voluntarily prepay Advances in whole or in part at any time on the following terms and conditions: (a) no Eurodollar Rate Advance may be prepaid prior to the last day of its Interest Period unless, simultaneously therewith, the Company pays to the Lender all sums necessary to compensate the Lender for all costs and expenses resulting from such prepayment, as reasonably determined by the Lender, including, but not limited to, those costs described in Sections 2.12, and 2.13 hereof; (b) each partial prepayment shall be in an initial aggregate principal amount of $500,000.00 and integral multiples thereof; and (c) each prepayment pursuant to this Section shall be applied first, to the payment of accrued and unpaid interest, and then, to the outstanding principal of such Advances in the inverse order of maturity thereof.

                 SECTION 2.07. Mandatory Repayments. (a) The aggregate amount of all Advances under the Note (and all accrued, unpaid interest) shall be due and payable on the Maturity Date.

                 (b) The Company shall repay Advances on any day on which the aggregate outstanding principal amount of the Loans exceeds the Commitment in the amount of such excess.

                 SECTION 2.08. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement due from the Company shall be made to the Lender not later than 11:00 a.m. (Minnetonka, Minnesota time) on the date when due and shall be made in lawful money of the United States in immediately available funds at the Payment Office.

                 SECTION 2.09. Interest. (a) Subject to Section 9.08, the Company agrees to pay interest on the total outstanding principal balance of all Eurodollar Rate Advances from the date of each respective Advance to maturity (whether by acceleration or otherwise) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) which shall, during each Interest Period applicable thereto, be equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable Eurodollar Rate for such Interest Period plus the Margin.

                 (b) Subject to Section 9.08, the Company agrees to pay interest on the total outstanding principal balance of all Alternate Base Rate Advances from the date of each respective Advance to maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be equal to the lesser of (i) the Highest Lawful Rate and (ii) the Alternate Base Rate in effect from time to time. If the Alternate Base Rate is used, interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

                 (c) Subject to Section 9.08, overdue principal and, to the extent permitted by law, overdue interest in respect of any Advance and all other overdue amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to the Default Rate.

                 (d) Interest on each Advance shall accrue from and including the date of such Advance to but excluding the date of any repayment thereof and shall be payable (i) in respect of Eurodollar Rate Advances (A) on the first day of each month and (B) on the date of any voluntary or mandatory repayment or any conversion or continuance, (ii) in respect of Alternate Base Rate Advances, (A) on the first day of each month and (B) on the date of any voluntary or mandatory repayment and (iii) in respect of each Advance, at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

                 (e) The Lender, upon determining the Eurodollar Rate for any Interest Period, shall notify the Company thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto. In addition, prior to the due date for the payment of interest on any Advances set forth in the immediately preceding paragraph, the Lender shall notify the Company of the amount of interest due by the Company on all outstanding Advances on the applicable due date, but any failure of the Lender to so notify the Company shall not reduce the Company's liability for the amount owed.

         SECTION 2.10. Interest Rate Not Ascertainable. In the event that the Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the Eurodollar interbank market or the Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, then, and in any such event, the Lender shall forthwith give notice to the Company of such determination. Until the Lender notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lender to make Eurodollar Rate Advances shall be suspended and Alternate Base Rate Advances shall be available in lieu thereof.

         SECTION 2.11. Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for the Lender to make or maintain any Eurodollar Rate Advance or to give effect to its obligations as contemplated hereby, then, by prompt written notice to the Company, the Lender may:

                 (i) declare that Eurodollar Rate Advances will not thereafter be made hereunder, whereupon the Company shall be prohibited from requesting Eurodollar Rate Advances hereunder unless such declaration is subsequently withdrawn; and

                 (ii) require that all outstanding Eurodollar Rate Advances be converted to Alternate Base Rate Advances, in which event (A) all such Eurodollar Rate Advances shall be automatically converted to Alternate Base Rate Advances as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Rate Advances shall instead be applied to repay the Alternate Base Rate Advances resulting from the conversion of such Eurodollar Rate Advances.

         (b) For purposes of this Section, a notice to the Company by the Lender pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Company.

         SECTION 2.12. Increased Costs or Taxes. If the application or effectiveness of any applicable law or regulation (i) shall change the basis of taxation of payments to the Lender of the principal of or interest on any Eurodollar Rate Advance made by the Lender or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of the Lender or franchise taxes imposed upon it by the jurisdiction in which the Lender has an office), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender or (iii) shall impose on the Lender any other condition affecting this Agreement or any Eurodollar Rate Advance made by the Lender, and the result of any of the foregoing shall be to increase the cost to the Lender of maintaining the Loans or its Commitment or of making or maintaining any Eurodollar Rate Advance or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by the Lender to be material, then the Company shall pay to the Lender such additional amount as will compensate it for such increase or reduction upon demand. The Lender shall not be entitled to make a demand for and the Borrower shall not be liable for payment of any amount under the terms of this Section
2.12 following the termination of the Obligations hereunder.

         SECTION 2.13. Eurodollar Advance Prepayment and Default Penalties. Subject to Section 9.08, the Company shall indemnify the Lender against any loss or expense which it may sustain or incur as a consequence of (a) an Advance of, or a conversion from, Eurodollar Rate Advances that does not occur on the date specified therefor in a Notice of Advance, (b) any payment, prepayment or conversion of a Eurodollar Rate Advance required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period or (c) any default in the payment or prepayment of the principal amount of any Eurodollar Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise). Such loss or expense shall include an amount equal to the excess determined by the Lender of (i) its cost of obtaining the funds for the Advance being paid, prepaid or converted or not borrowed (based on the Eurodollar Rate) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for the

Advance which would have commenced on the date of such failure to borrow) over
(ii) the amount of interest (as determined by the Lender in good faith) that would be realized in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. The Lender will notify the Company of any loss or expense which will entitle it to compensation pursuant to this Section, as promptly as possible after it becomes aware thereof, but failure to so notify shall not affect the Company's liability therefor. A certificate of the Lender setting forth any amount which it is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay to the Lender the amount shown as due on any certificate within ten (10) days after its receipt of the same. Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section shall survive the termination of this Agreement and the assignment of the Note.

                                  ARTICLE III

                                      FEES

                 SECTION 3.01. Fees. (a) The Company agrees to pay to the Lender a commitment fee (the "Commitment Fee") of $250,000.00. The Commitment Fee shall be due and payable as follows: (i) $125,000.00 shall be due and payable on the Execution Date and (ii) $125,000.00 shall be due and payable on or before May 31, 1996.

                 (b) The Company agrees to pay to the Lender on each Advance Date a fee (each a "Funding Fee") in respect of each Advance hereunder equal to .5% of the amount of such Advance. Notwithstanding the above, the Funding Fees shall not exceed $175,000.00 in the aggregate during the term hereof.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                 SECTION 4.01. Conditions Precedent to the Initial Advance. The obligation of the Lender to make its initial Advance to the Company is subject to the condition that the Lender shall have received the following:

                 (a)      this Agreement executed by the Company;

                 (b) the Note executed by the Company and payable to the order of the Lender in the amount of the Commitment;

                 (c)      the Security Documents executed by the Company;

                 (d) a Notice of Advance with respect to the initial Advance meeting the requirements of Section 2.03;

                 (e) a certificate of an officer and of the secretary or an assistant secretary of the Company certifying, inter alia, (i) true and complete copies of each of the articles or certificate of incorporation, as amended and in effect of the Company and each of its Subsidiaries, the bylaws, as amended and in effect, of the Company and each of its Subsidiaries and the resolutions adopted by the Board of Directors of the Company (A) authorizing the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to which it is or will be a party and the Advances to be made hereunder, (B) approving the forms of the Loan Documents to which it is or will be a party and which will be delivered at or prior to the date of the initial Advance and (C) authorizing officers of the Company to execute and deliver the Loan Documents to which it is or will be a party and any related documents, including, any agreement contemplated by this Agreement, (ii) the incumbency and specimen signatures of the officers of the Company executing any documents on its behalf and (iii) that there has been no change in the businesses or financial condition of the Company which could have a Material Adverse Effect;

                 (f) favorable, signed opinions addressed to the Lender from Vander Woude, Malone & Istre, P.C., counsel to the Company, in form and substance satisfactory to the Lender and their counsel;

                 (g) the payment to the Lender of all reasonable fees and expenses (including the reasonable fees and disbursements of Andrews & Kurth L.L.P.) agreed upon by such parties to be paid on the Execution Date; and

                 (h) certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation, as applicable, of the Company and each of its Subsidiaries in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualifications and where the failure to so qualify would have a Material Adverse Effect.

                 The acceptance of the benefits of the initial Credit Event shall constitute a representation and warranty by the Company to the Lender that all of the conditions specified in this Section above shall have been satisfied or waived as of that time.

                 SECTION 4.02. Conditions Precedent to All Credit Events. The obligation of the Lender to make any Advance is subject to the further conditions precedent that on the date of such Credit Event:

                 (a) The conditions precedent set forth in Section 4.01 shall have theretofore been satisfied or waived.

                 (b)      The representations and warranties set forth in
Article V shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the date of the proposed Advance (unless such representation and warranty expressly relates to an earlier date or is no longer true and correct solely as a result of transactions permitted by the Loan Documents), and the Company shall be deemed to have certified to the Lender that such representations and warranties are true and correct in all material respects by submitting a Notice of Advance.

                 (c) The Lender shall have satisfactorily completed a reasonable due diligence investigation with respect to each Advance other than an Advance under the unrestricted $3,000,000.00 operating expense draw.

                 (d) The Company shall have complied with the provisions of Section 2.03 hereof.

                 (e) No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event.

                 (f) No Material Adverse Effect shall have occurred since the delivery of the most recent financials.

                 (g) The Lender shall have received such other approvals, opinions or documents as the Lender may reasonably request.

                 The acceptance of the benefits of each such Credit Event shall constitute a representation and warranty by the Company to the Lender that all of the conditions specified in this Section above exist as of that time.

                 SECTION 4.03. Delivery of Documents. The Note, certificates, legal opinions and other documents and papers referred to in this
Article IV, unless otherwise specified, shall be delivered to the Lender and shall be reasonably satisfactory in form and substance to the Lender.

                                   ARTICLE  V

                         REPRESENTATIONS AND WARRANTIES

                 In order to induce the Lender to enter into this Agreement and to make the

Advances provided for herein, the Company makes, on or as of the occurrence of each Credit Event (except to the extent such representations or warranties relate to an earlier date or are no longer true and correct in all material respects solely as a result of transactions permitted by the Loan Documents), the following representations and warranties to the Lender:

                 SECTION 5.01. Organization and Qualification. Each of Company and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, (b) has the corporate power to own its property and to carry on its business as now conducted and (c) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

                 SECTION 5.02. Authorization and Validity. The Company has the corporate power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents and all such action has been duly authorized by all necessary corporate proceedings on its part. The Loan Documents have been duly and validly executed and delivered by the Company and constitute a valid and legally binding agreement the Company enforceable in accordance with the respective terms thereof, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity regardless of whether such enforceability is a proceeding in equity or at law.

                 SECTION 5.03. Governmental Consents. No authorization, consent, approval, license or exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for the valid execution, delivery or performance by the Company of any Loan Document.

                 SECTION 5.04. Conflicting or Adverse Agreements or Restrictions. Neither the Company nor any Subsidiary is a party to any contract or agreement or subject to any restriction which would reasonably be expected to have a Material Adverse Effect. All agreements of the Company relating to the lending of money or the issuance of letters of credit by any party are described hereto on Schedule 5.04. Neither the execution nor delivery of the Loan Documents nor compliance with the terms and provisions hereof or thereof will be contrary to the provisions of, or constitute a default under (a) the charter or bylaws of the Company, (b) any applicable law or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (c) any material agreement to which the Company is a party or by which it is bound or to which it is subject.

                 SECTION 5.05. Title to Assets. Each of the Company and its Subsidiaries has good title to all material personalty and good and indefeasible title to all material realty as reflected on the Company's and the Subsidiaries' books and records as being owned by it, except for properties disposed of in the ordinary course of business, subject to no Liens, except those permitted hereunder or set forth on Schedule 7.04(a). All of such assets have been and are being maintained by the appropriate Person in good working condition in accordance with industry standards.

                 SECTION 5.06. Litigation. No proceedings against or affecting the Company or any Subsidiary are pending or, to the knowledge of the Company, threatened before any court or governmental agency or department which involve a reasonable risk of having a Material Adverse Effect except those listed on Schedule 5.06 hereof.

                 SECTION 5.07. Financial Statements. Prior to the Execution Date, the Company has furnished to the Lender the audited consolidated balance sheet, income statement and statement of cash flow for J-Hawk Corporation, predecessor in interest to the Company, as of December 31, 1994 and all quarterly reports of the Company as are currently available (such audited financials and quarterly reports, the "Financials"). The Financials have been prepared in conformity with GAAP consistently applied (except as otherwise disclosed in such financial statements) throughout the periods involved and present fairly, in all material respects, the consolidated financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations for the periods then ended. As of the Execution Date, no Material Adverse Effect has occurred in the consolidated financial condition of the Company and its consolidated Subsidiaries since December 31, 1994.

                 SECTION 5.08. Default. Neither the Company nor any Subsidiary is in default under any material provisions of any instrument evidencing any Indebtedness or of any agreement relating thereto, or in default in any respect under any order, writ, injunction or decree of any court, or in default in any respect under or in violation of any order, injunction or decree of any governmental instrumentality, in such manner as to cause a Material Adverse Effect.

                 SECTION 5.09. Investment Company Act. Neither the Company nor any Subsidiary is, or is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                 SECTION 5.10. Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a non-exempt "holding company," or is subject to regulation as such, nor is, to the knowledge of the Company's or Subsidiaries' officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 SECTION 5.11. ERISA. No accumulated funding deficiency (as defined in

Section 412 of the Code or Section 302 of ERISA), whether or not waived, exists or is expected to be incurred with respect to any Plan. No liability to the PBGC (other than required premium payments) has been or is expected by the Company to be incurred with respect to any Plan by the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA with respect to any Multi-Employer Plans.

                 SECTION 5.12. Tax Returns and Payments. Each of the Company and its Subsidiaries has filed all federal income tax returns and other tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and has paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except for such taxes as are being contested in good faith and by proceedings.

                 SECTION 5.13. Environmental Matters. Each of the Company and its Subsidiaries (a) possesses all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under law or otherwise for the Company or such Subsidiary to conduct its operations as now being conducted (other than those with respect to which the failure to possess or maintain would not, individually or in the aggregate for the Company and such Subsidiaries, have a Material Adverse Effect) and (b) each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by the Company or such Subsidiary, and each of the Company and its Subsidiaries is in compliance with all terms, conditions or other provisions of such permits, authorizations, registrations, approvals and similar rights except for such failure or noncompliance that, individually or in the aggregate for the Company and such Subsidiaries, would not have a Material Adverse Effect. Except as disclosed on Schedule 5.13, neither the Company nor any of its Subsidiaries has received any notices of any violation of, noncompliance with, or remedial obligation under, Requirements of Environmental Laws (which violation or non-compliance has not been cured) and there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings, investigations or inquiries pending or, to the knowledge of the Company or any Subsidiary, threatened, relating to the ownership, use, condition, maintenance or operation of, or conduct of business related to, any property owned, leased or operated by the Company or any Subsidiary or other assets of the Company or such Subsidiary, other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that, individually or in the aggregate for the Company and such Subsidiaries, would not have a Material Adverse Effect. Except as disclosed on Schedule 5.13, there are no material obligations, undertakings or liabilities arising out of or relating to Environmental Laws to which the Company or any of its Subsidiaries has agreed, assumed or retained, or by which the Company or any of its Subsidiaries is adversely affected, by contract or otherwise. Except as disclosed on Schedule 5.13, neither the Company nor any of its Subsidiaries has received a written notice or claim to the effect that such Person is or may be liable to any other Person as the result of a Release or threatened Release of a Hazardous Material.

                 SECTION 5.14. Purpose of Loans. (a) The proceeds of the Advances will be used solely to finance operating expenditures and for certain capital investments of the Company made in the ordinary course of its business.

                 (b) None of the proceeds of any Advance will be used directly or indirectly for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock.

                 SECTION 5.15. Franchises and Other Rights. Each of the Company and its Subsidiaries has all franchises, permits, licenses and other authority as are necessary to enable it to carry on its businesses as now being conducted where the absence of such would have a Material Adverse Effect except those listed on Schedule 5.15 hereof. To the best of its knowledge, the Company is not in default in respect of any of such operating rights.

                 SECTION 5.16.  Subsidiaries.  The Subsidiaries listed on
Schedule 5.16 are all of the Subsidiaries of the Company as of the Execution
Date.

                 SECTION 5.17. Solvency. After giving effect to the initial Advance hereunder and all other Indebtedness of the Company, the Company and its Subsidiaries, viewed as a consolidated entity have (a) capital sufficient to carry on their businesses and transactions, (b) assets, the fair market value of which exceeds their consolidated liabilities (as reflected on the Financials or on the financial statements most recently delivered to the Lender), and (c) sufficient cash flow to pay their existing debts as they mature.

                 SECTION 5.18. Material Facts. There is no fact which the Company has failed to disclose to the Lender in writing which will have a Material Adverse Effect on or, so far as the Company can now foresee, will have a Material Adverse Effect on the assets, business, prospects, profits or condition (financial or otherwise) of the Company or its Subsidiaries or the ability of the Company to perform its obligations under this Agreement. No information, exhibit or report furnished by the Company to the Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted a material fact or any fact necessary to make the statement contained therein not materially misleading.

                 SECTION 5.19. Solvency. The Company is, and after giving effect to the transactions contemplated under the Loan Documents will be, solvent.

                 SECTION 5.20. Security Interests. The Security Documents create valid security interests in the collateral described therein in favor of the Lender securing the Obligations and constitute perfected first priority security interests in such collateral described therein subject to no

Liens other than Liens permitted by Section 7.04.

                                  ARTICLE  VI

                             AFFIRMATIVE COVENANTS

                 The Company covenants and agrees that on and after the date hereof and for so long as this Agreement is in effect and until the Commitment has terminated:

                 SECTION 6.01. Information Covenants. The Company will furnish to the Lender:

                 (a) As soon as available, and in any event within 45 days after the close of each of the first three quarters in each fiscal year of the Company, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarterly period and the related consolidated and consolidating statements of income and cash flows for such quarterly period and for the portion of the fiscal year ended at the end of such quarter, setting forth, in each case, comparative consolidated figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer or chief executive officer of the Company as fairly presenting in all material respects, the financial position of the Company and its Subsidiaries as of the end of such period and the results of their operations for the period then ended in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments.

                 (b) As soon as available, and in any event within 120 days after the close of each fiscal year of the Company, the audited consolidated and the unaudited consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders equity and cash flows for such fiscal year, setting forth, in each case, comparative figures for the preceding fiscal year and certified by KPMG Peat Marwick, L.L.P. or other independent certified public accountants of recognized national standing, whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Lenders.

                 (c) Immediately after any Responsible Officer of the Company obtains knowledge thereof, notice of:

                 (i) any material violation of, noncompliance with, or remedial obligations under, Requirements of Environmental Laws,

                 (ii) any material Release or threatened material Release of Hazardous Materials affecting any property owned, leased or operated by the Company or any of its Subsidiaries,

                 (iii) any event or condition which constitutes a Default or an Event of Default,

                 (iv) any condition or event which, in the opinion of management of the Company, would reasonably be expected to have a Material Adverse Effect,

                 (v) any Person having given any written notice to the Company or taken any other action with respect to a claimed material default or material adverse event under any material instrument or material agreement, and

                 (vi) the institution of any litigation which might reasonably be expected in the good faith judgment of the Company either to have a Material Adverse Effect or result in a final, non-appealable judgment or award in excess of $1,000,000.00 with respect to any single cause of action, or the institution of any litigation of any kind by any party with whom the Company has entered into a franchise agreement;

then, a notice of such event or condition will be delivered to the Lender specifying the nature and period of existence thereof and specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition and, in the case of an Event of Default or Default, what action has been taken, is being taken or is proposed to be taken with respect thereto.

                 (d) At the time of the delivery of the financial statement provided for in Sections 6.01(a) and 6.01(b), a certificate of a Responsible Officer to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the action that is being taken or that is proposed to be taken with respect thereto, which certificate shall set forth the calculations required to establish whether the Company was in compliance with the provisions of Sections 7.10 and 7.11 as at the end of such fiscal period or year, as the case may be.

                 (e) Upon request by the Lender such audits of the Company's procedures and policies and operations in respect of Environmental Laws as the Lender may reasonably request.

                 (f) Promptly upon receipt thereof, a copy of any report or letter submitted to the Company by its independent accountants in connection with any regular or special audit of the Company's records.

                 (g) From time to time and with reasonable promptness, such other information or documents as the Lender may reasonably request.

                 SECTION 6.02. Books, Records and Inspections. The Company and its Subsidiaries will maintain, and will permit, or cause to be permitted, any Person designated by the Lender to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with the officers, employees and agents of the Company and its Subsidiaries and with their independent public accountants, all at such reasonable times and as often as the Lender may request. Such inspections shall be made as often as the Lender reasonably requests, and shall be at the expense of the Company up to $5,000.00 annually.

                 SECTION 6.03. Insurance and Maintenance of Properties. (a) The Company and its Subsidiaries will keep reasonably adequately insured by financially sound and reputable insurers all of its material property, which is of a character, and in amounts and against such risks, usually and reasonably insured by similar Persons engaged in the same or similar businesses, including, without limitation, insurance against fire, casualty and any other hazards normally insured against. The Company and its Subsidiaries will at all times maintain insurance against its liability for injury to Persons or property, which insurance shall be by financially sound and reputable insurers and in such amounts and form as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties, and shall annually provide the Lender a listing of all such insurance and such other certificates and other evidence thereof, as the Lender shall reasonably request. A listing of all presently existing policies of the Company and its Subsidiaries is attached hereto as Schedule 6.03.

                 (b) The Company and its Subsidiaries will cause all of its material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all reasonably necessary repairs, renewals and replacements thereof, all as in the reasonable judgment of such Person may be reasonably necessary so that the business carried on in connection therewith may be properly conducted at all times.

                 (c) The Company will name the Lender as a loss payee on all of its insurance policies (other than public liability insurance policies).

                 SECTION 6.04. Payment of Taxes. Except with respect to "distressed assets" acquired by any Subsidiary in a portfolio acquisition, the Company and its Subsidiaries will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, except for such amounts that are being contested in good faith and by appropriate proceedings.

                 SECTION 6.05. Corporate Existence. The Company and its Subsidiaries will do all things necessary to preserve and keep in full force and effect (a) its corporate existence and (b) unless the failure to do so would not have a Material Adverse Effect, the rights and franchises of each of the Company and its Subsidiaries.

                 SECTION 6.06. Compliance with Statutes. The Company and its Subsidiaries will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

                 SECTION 6.07. ERISA. Immediately after any Responsible Officer of the Company or any of its Subsidiaries knows or has reason to know any of the following items are true the Company will deliver or cause to be delivered to the Lender a certificate of the chief financial officer of the Company setting forth details as to such occurrence and such action, if any, the Company or its ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company or its ERISA Affiliate with respect thereto; that a Reportable Event has occurred or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard; that a Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that any required contribution to a Plan or Multiemployer Plan has not been or may not be timely made; that proceedings may be or have been instituted under Section 4069(a) of ERISA to impose liability on the Company or an ERISA Affiliate or under Section 4042 of ERISA to terminate a Plan or appoint a trustee to administer a Plan; that the Company or any ERISA Affiliate has incurred or may incur any liability (including any contingent or secondary liability) on account of the termination of or withdrawal from a Plan or a Multiemployer Plan; and that the Company or an ERISA Affiliate may be required to provide security to a Plan under Section 401(a)(29) of the Code; or any other condition exists or may occur with respect to one or more Plans and/or Multiemployer Plans.

                 SECTION  6.08.   Fidelity Bond.   The Company shall at all
times during the term hereof maintain a fidelity bond in an amount not less than $2,000,000.00 per occurrence and $4,000,000.00 in the aggregate, net of any applicable deductible.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

                 The Company covenants and agrees that, unless the Lender shall have otherwise given its written consent, on and after the date hereof and for so long as this Agreement is in effect and until the Commitment has terminated:

                 SECTION 7.01. Change in Business. The Company will not engage in any businesses not of the same general type as those conducted by the Company on the Execution Date.

                 SECTION 7.02. Consolidation, Merger or Sale of Assets. The Company will not wind up, liquidate or dissolve their affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of their property or assets (other than sales of inventory and surplus or obsolete assets in the ordinary course of business provided that any disposal does not prejudice the Lender in any way), including the capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one or a series of related transactions) all or any part of the property or assets of any Person or all of the capital stock of any Person. The Company will not permit any of its Subsidiaries to wind up, liquidate or dissolve their affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one or a series of related transactions) all or any part of the property or assets of any Person or all of the capital stock of any Person.

                 SECTION 7.03. Indebtedness. The Company will not create, incur, assume or permit to exist any Indebtedness except:

                 (a)      Indebtedness existing hereunder;

                 (b) long term Indebtedness or unsecured short term Indebtedness not to exceed in the aggregate $5,000,000.00; and

                 (c) guarantees of any Indebtedness of any Person not to exceed in the aggregate $5,000,000.00.

                 SECTION 7.04. Liens. Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets of any kind whether now owned or hereafter acquired (nor will they covenant with any other Person not to grant such a Lien to the Lender), except

                 (a)      Liens existing on the Execution Date and listed on
Schedule 7.04(a);

                 (b) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

                 (c)      Liens securing long term Indebtedness permitted under
Section 7.03(b) above;

                 (d) any renewal, extension or replacement of any Lien referred to in subparagraph (a) above; provided, that no Lien arising or existing as a result of such extension, renewal or replacement shall be extended to cover any property not theretofore subject to the Lien being extended, renewed or replaced, and provided further, the principal amount of the

Indebtedness secured thereby shall not exceed the principal amount of the Indebtedness so secured at the time of such extension, renewal or replacement; and

                 (e) Liens granted in connection with the acquisition of promissory notes evidencing loans (or real property previously foreclosed upon).

                 SECTION  7.05.   Investments.  Except as provided in Sections
7.02 and 7.09, neither the Company nor any Subsidiary will, directly or indirectly, make or own any Investment in any Person, except:

                 (a) The Company and its Subsidiaries may make and own Permitted Investments;

                 (b) The Company and its Subsidiaries may continue to own Investments owned by it on the Execution Date and listed on Schedule 7.05(b); and

                 (c) The Company and its Subsidiaries may make and own Investments arising out of loans and advances for expenses, travel per diem and similar items in the ordinary course of business to officers, directors and employees.

                 SECTION 7.06. Restricted Payments. (a) Other than payments in respect of the Senior Subordinated Notes and the Special Preferred Stock Payments, the Company will not pay any dividends or redeem, retire, purchase or make any other acquisition, direct or indirect, of any shares of any class of stock of the Company, or of any warrants, rights or options to acquire any such shares, now or hereafter outstanding; except to the extent that the consideration therefor consists solely of shares of stock (including warrants, rights or options relating thereto) of the Company.

                 (b) Except in the ordinary course of business, the Subsidiaries will not declare any dividends, make any loans or advances to, or otherwise transfer any money or other assets to the Company during the term hereof; provided, such dividends, loans or transfers are simultaneously transferred to the Lender in repayment of the Obligations.

                 SECTION 7.07. Change in Accounting. The Company will not, and will not permit any Subsidiary to, change its method of accounting except for (a) immaterial changes permitted by GAAP in which the Company's auditors concur or (b) changes required by GAAP. The Company shall advise the Lender in writing promptly upon making any material change to the extent same is not disclosed in the financial statements required under Section 6.01 hereof.

                 SECTION 7.08. Change of Certain Indebtedness. Other than payments in respect of the Senior Subordinated Notes and the Special Preferred Stock Payments, the Company will not make any voluntary prepayments of principal or interest on any other of the Company's Indebtedness.

                 SECTION 7.09. Transactions with Affiliates. The Company will not, directly or indirectly, engage in any transaction with any Affiliate, including the purchase, sale or exchange of assets or the rendering of any service, except in the ordinary course of business or pursuant to the reasonable requirements of its business and, in each case, upon terms that are no less favorable than those which might be obtained in an arm's-length transaction at the time from non-Affiliates.

                 SECTION 7.10. Minimum Tangible Net Worth. The Company will not permit its Tangible Net Worth during the term hereof to be less than $42,500,000.00.

                 SECTION  7.11.  Indebtedness to Equity Ratio.   The Company
will not permit the ratio of (a) its consolidated Indebtedness excluding Senior Subordinated Notes and "Special Preferred Stock" (as such term is used in the definition of Special Preferred Stock Payments) to (b) the amount of its equity represented by common stock, to be greater than 5.0 to 1.0 at any time during the term hereof.


                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

                 SECTION 8.01. Events of Default. The following events shall constitute Events of Default ("Events of Default") hereunder:

                 (a) any installment of principal or payment of interest on the Note or any payment of any Fee shall not be paid on the date on which such payment is due and such failure is not remedied within five (5) days; or

                 (b) any representation or warranty made or, for purposes of Article V, deemed made by the Company or any Subsidiary herein or in any of the Loan Documents or other document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be; or

                 (c) the Company or any Subsidiary shall fail to perform or observe any duty or covenant contained in Article VII hereof; or

                 (d) the Company or any Subsidiary shall fail to perform or observe any duty or covenant contained in this Agreement other than in Article VII, or in any of the Loan Documents, and such failure is not remedied within thirty (30) days; or

                 (e) the Company or any Subsidiary shall (i) fail to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any instrument of Indebtedness allowed hereunder (other than the Note) outstanding beyond any period of grace provided with respect thereto or (ii) shall fail to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument of Indebtedness in excess of $500,000.00, if such failure causes such obligations to become due prior to any stated maturity; or

                 (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary, or of a substantial part of the property or assets of the Company or any Subsidiary, under Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary or (iii) the winding-up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for sixty 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                 (g) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (e) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

                 (h) a judgment or order, which with other outstanding judgments and orders against the Company and its Subsidiaries equal or exceed $1,000,000.00 in the aggregate (to the extent not covered by insurance as to which the respective insurer has acknowledged coverage), shall be entered against the Company or any Subsidiary and (i) within thirty (30) days after entry thereof such judgment shall not have been paid or discharged or execution thereof stayed pending appeal or, within thirty (30) days after the expiration of any such stay, such judgment shall not have been paid or discharged or (ii) any enforcement proceeding shall have been commenced (and not stayed) by any creditor or upon such judgment; or

                 (i) the occurrence of a change which has a Material Adverse Effect, in the opinion of the Lender, (A) in the financial condition, business or operations of the Company or (B) in the ability of the Company to make payment hereunder or under the Note or the right of the Lender to enforce any of its remedies to collect any amounts owing under the Loan Documents; or

                 (j)      a Change of Control shall occur.

                 SECTION 8.02. Primary Remedies. In any such event, and at any time after the occurrence of any of the above described events, the Lender may, by written notice to the Company (a "Notice of Default") take any or all of the following actions to enforce any other rights it may have against the Company; provided, that if an Event of Default specified in Section 8.01(f) or
Section 8.01(g) shall occur, the following shall occur automatically without the giving of any Notice of Default: (a) declare the Commitment terminated, whereupon the Commitment shall forthwith terminate immediately; (b) declare the principal of and any accrued and unpaid interest in respect of all Advances, and all obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and non-payment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by the Company; and (c) exercise any rights or remedies under any document securing any of the Loan Documents. In the event that no Default has occurred solely because of any grace period referred to herein, the Company shall, nonetheless, not be entitled to any Advances during said period.

                 SECTION 8.03. Other Remedies. Upon the occurrence and during the continuance of any Event of Default and after a Notice of Default, the Lender may proceed to protect and enforce its rights, either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document; or may proceed to enforce the payment of all amounts owing to the Lender under the Loan Documents and any accrued and unpaid interest thereon in the manner set forth herein or therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise.

                                   ARTICLE IX

                                 MISCELLANEOUS

                 SECTION 9.01. Amendments. No amendment or waiver of any provision of this Agreement, the Note or any other Loan Document, nor consent to any departure by the Company herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, as to amendments, and by the Lender in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 9.02. Notices. Except with respect to telephone notifications specifically permitted pursuant to Article II, all notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

                 (a)      If to the Company:

                          FirstCity Financial Corporation
                          P.O. Box 8216
                          6400 Imperial Drive
                          Waco, Texas 76714
                          Telecopy No: (817) 751-1208

                          Attention:       Mr. James T. Sartain

                 (b)      If to the Lender:

                          Cargill Financial Services Corporation
                          6000 Clearwater Drive
                          Minnetonka, Minnesota 55343-9497
                          Telecopy No: (612) 984-3905

                          Attention:       Mr. Jeffrey A. Parker

                          with copies to:

                          Cargill Financial Services Corporation
                          6000 Clearwater Drive
                          Minnetonka, Minnesota 55343-9497
                          Telecopy No:  (612) 984-3898

                          Attention:       Mr. James D. Dingel

                          and to:

                          Andrews & Kurth L.L.P.
                          4200 Texas Commerce Tower
                          Houston, Texas  77002
                          Telecopy No. (713) 220-4295

                          Attention:       Linda Dole

or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.

                 All communications shall, when mailed, telecopied or delivered, be effective when mailed by certified mail, return receipt requested to any party at its address specified above, or telecopied to any party to the telecopy number set forth above, or delivered personally to any party at its address specified above; provided, that communications to the Lender pursuant to Article II shall not be effective until actually received by the Lender.

                 SECTION 9.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder, under the Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The remedies herein are cumulative and not exclusive of any other remedies provided by law, at equity or in any other agreement.

                 SECTION 9.04. Costs, Expenses and Taxes. The Company agrees to pay on demand: (a) all reasonable due diligence and travel expenses of the Lender in connection with any Advance not to exceed $10,000.00 per Advance, (b) all reasonable out-of-pocket costs and expenses of the Lender in connection with the preparation, execution and delivery of this Agreement, the Note, the other Loan Documents and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement, the Note and the other Loan Documents, and any modification, supplement or waiver of any of the terms of this Agreement or any other Loan Document, (c) all reasonable costs and expenses of the Lender and any other holder of an interest in the Note, and the Obligations of the Company hereunder and under the Loan Documents, including reasonable legal fees and expenses, in connection with a default or the enforcement of this Agreement, the Note and the other Loan Documents and (d) reasonable costs and expenses incurred in connection with third party professional services required by the Lender such as appraisers, environmental consultants, accountants or similar Persons; provided, that prior to any Event of Default hereunder, the Lender will first obtain the consent of the Company to such expense, which consent shall not be unreasonably withheld. Without prejudice to the survival of any other obligations of the Company hereunder and under the Note, the obligations of the Company under this Section shall survive the termination of this Agreement or the replacement of the Lender and the assignment of the Note.

                 SECTION 9.05. Indemnity. (a) The Company shall indemnify the Lender and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Company of the proceeds of any extension of credit hereunder or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the other Loan Documents, and the Company shall reimburse the Lender and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

                 (B) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER OR THEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES: (I) ARISING OUT OF OR RESULTING FROM THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON OR (II) IMPOSED UPON SAID PARTY UNDER ANY THEORY OR STRICT LIABILITY. Without prejudice to the survival of any other obligations of the Company hereunder and under the other Loan Documents, the obligations of the Company under this Section shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations or the assignment of the Note.

                 SECTION 9.06. Right of Setoff. If any Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits held and other indebtedness owing by the Lender, or any Subsidiary or Affiliate, to or for the credit or the account of the Company against any and all the Obligations of the Company now or hereafter existing under this Agreement and the other Loan Documents and other obligations of the Company held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement, its Note or the Obligations and although the Obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

                 SECTION 9.07. Governing Law. This Agreement, the Note, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements executed by the Company and the Lender under the laws of the State of Minnesota and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States of America. Without limitation of the foregoing, nothing in this Agreement, or in the Note or in any other Loan Document shall be deemed to constitute a waiver of any rights which the Lender may have under applicable federal legislation relating to the amount of interest which the Lender may contract for, take, receive or charge in respect of the Loan and the Loan Documents, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where the Lender is located.

                 SECTION 9.08. Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Lender or charged, contracted for, reserved, taken or received by the Lender, for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid, charged, contracted for, reserved, taken or received which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in the Note or any other Loan Document to the contrary notwithstanding, the Company shall not be required to pay unearned interest on the Note and the Company shall not be required to pay interest on the Obligations at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under the Note and such Loan Documents would exceed the Highest Lawful Rate, or if the holder of the Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under the Note and the other Loan Documents to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by the Company shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall in the first instance be credited on the principal of the obligations of the Company (or if all such obligations shall have been paid in full, refunded to the Company). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, reserved, taken, charged or received by the Lender under the Note and the Obligations and under the other Loan Documents are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, and shall be made, to the extent permitted by usury laws applicable to the Lender, by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Note and this Agreement and all interest at any time contracted for, charged or received by the Lender in connection therewith.

                 SECTION 9.09. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Company in connection herewith and the other Loan Documents shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents, the termination of the Commitment of the Lender and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not; provided, that the Commitment of the Lender shall not inure to the benefit of any successor or assign of the Company.

                 SECTION 9.10. Successors and Assigns; Participations. (a) All covenants, promises and agreements by or on behalf of the Company or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder.

                 (b) The Lender may assign to or sell participations to one or more banks of all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of the Commitment, the Advances and the Obligations of the Company owing to it and the
Note); provided, that the participating banks or other entities shall be entitled to the cost protection provisions contained in Article II and Section
9.04 and the Company shall continue to deal solely and directly with the Lender in connection with its rights and obligations under this Agreement and the other Loan Documents. Except with respect to cost protections provided to a participant pursuant to this paragraph and the items listed in Section 9.01 hereof, no participant shall be a third party beneficiary of this Agreement nor shall it be entitled to enforce any rights provided to the Lender against the Company under this Agreement.

                 (c) With the prior written consent of the Company and the Lender (which consent shall not be unreasonably withheld), the Lender may assign to one or more other Eligible Assignees all or a portion of its interests, rights, and obligations under this Agreement and the other Loan Documents (including all or a portion of the Commitment and the same portion of the Loans and other Obligations of the Company at the time owing to it and the
Note); provided, however, that (i) each such assignment shall be in a minimum principal amount of not less than $1,000,000.00 and shall be of a constant, and not a varying, percentage of all the Lender's Commitment, rights and obligations under this Agreement, (ii) the parties to each such assignment shall execute and deliver to the Lender, for its acceptance, an Assignment and Acceptance in form and substance satisfactory to the Lender (an "Assignment and Acceptance") and the Note subject to such assignment and (iii) no assignment shall be effective until receipt by the Lender of a reasonable service fee in respect of said assignment equal to $2,000.00. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof unless otherwise agreed to by the Lender and the Eligible Assignee thereunder (x) the Eligible Assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of the Lender hereunder and under the other Loan Documents and (y) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all of the remaining portion of the Lender's rights and obligations under this Agreement and the other Loan Documents, the Lender shall cease to be a party hereto).

                 (d) Notwithstanding any other provision herein, the Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to the Lender by or on behalf of the Company.

                 SECTION 9.11. Confidentiality. The Lender agrees to exercise its best efforts to keep any information delivered or made available by the Company to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by the Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (a) pursuant to subpoena or upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over the Lender, (c) which has been publicly disclosed, (d) to the extent reasonably required in connection with any litigation to which the Lender, the Company or its respective Affiliates may be a party, (e) to the extent reasonably required in connection with the exercise of any remedy hereunder, (f) to the Lender's legal counsel and independent auditors and (g) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section. The Lender will promptly notify the Company of any information that it is required or requested to deliver pursuant to clause (b) or (c) of this Section and, if the Company is a party to any such litigation, clause (e) of this Section .

                 SECTION 9.12. Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

                 SECTION 9.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 SECTION 9.14. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

                          (i) the singular number includes the plural number and vice versa;

                          (ii) reference to any gender includes each other gender;

                          (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                          (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement;

                          (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to the Note or other note includes the Note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

                          (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                          (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                          (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

                          (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

                 (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                 SECTION 9.15. SUBMISSION TO JURISDICTION. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF MINNESOTA, IN HENNEPIN COUNTY OR ELSEWHERE OR OF THE UNITED STATES FOR THE DISTRICT OF MINNESOTA AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.

                 (b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                 SECTION 9.16. WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                 SECTION 9.17. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE

PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.




                            FIRSTCITY FINANCIAL CORPORATION



                                      /s/ JAMES T. SARTAIN
                            ------------------------------------------------
                                          James T. Sartain
                                               President


                            CARGILL FINANCIAL SERVICES
                            CORPORATION



                                         /s/ JEFFREY A. PARKER
                            ------------------------------------------------
                                             Jeffrey A. Parker
                                         Assistant Vice President

                 EIGHTH AMENDMENT TO REVOLVING CREDIT AGREEMENT


         This Eighth Amendment to Revolving Credit Agreement (this "Amendment") is made and entered into as of the _____ day of FEBRUARY, 1998, by and among CARGILL FINANCIAL SERVICES CORPORATION, a Delaware corporation (the "Lender") and FIRSTCITY FINANCIAL CORPORATION, a Delaware corporation (the "Borrower").

                                   RECITALS:

         A. Borrower and Lender entered into a Revolving Credit Agreement on or about December 29, 1995, which Revolving Credit Agreement was amended as of August 12, 1996, and was further amended and restated as of December 27, 1996, and was further amended as of February 28, April 30, June 13, July 29, August 29, September 25, and December 15, 1997 (as it is hereby and may be hereafter amended, modified, extended, supplemented or increased from time to time, the "Loan Agreement"), pursuant to which Lender agreed to advance funds to Borrower from time to time in an aggregate amount not to exceed the Maximum Loan Amount.

         B. Borrower desires to increase the limit of the credit facility available to Borrower under the Loan Agreement from $25,000,000.00 to $35,000,000.00.

         C. Lender is willing to increase the limit of the credit facility available to Borrower to $35,000,000.00 on the terms and conditions herein contained.

         NOW, THEREFORE, in good consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II
                                   AMENDMENTS

         2.01 AMENDMENT TO DEFINITION OF COMMITMENT. The definition of "Commitment" in Section 1.01 of the Loan Agreement is hereby amended by deleting the reference to "$25,000,000.00" and substituting therefore "$35,000,000.00".

         2.02 AMENDMENT TO SECTION 3.01 (FEES). Section 3.01 of the Loan Agreement is hereby further amended by deleting subsections





EIGHTH AMENDMENT TO REVOLVING CREDIT AGREEMENT                            PAGE 1

(c) and (d) and substituting therefore a new subsection (c) as follows:

                 "(C)     Upon the execution of any modification of or
                 amendment to the Loan Agreement entered into on or after February 12, 1998, which increases the Lender's Commitment from $25,000,000.00 up to and including $35,000,000.00, the
                 Company agrees to pay to the Lender an additional Commitment Fee in the amount of $12,876.591. Except as may be otherwise set forth therein, the additional Commitment Fee shall be due and payable upon the execution of such modification or amendment.





____________________

     1 I based amount on $10,000,000.00 x 1% divided by 365 x 45 days.


EIGHTH AMENDMENT TO REVOLVING CREDIT AGREEMENT                            PAGE 2